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                                                                  EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report to the Board of Directors of Copley Properties, Inc. dated March 15, 1996, included in or made a part of the EastGroup Properties Registration Statement on Form S-4 pertaining to EastGroup Properties merger with Copley Properties, Inc.

                                          Arthur Andersen LLP

Boston, Massachusetts
March 15, 1996